UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 10, 2017

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33961	20-0953973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, 17th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 309-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

The Board of Directors of Hill International, Inc. (the “Company”) has scheduled the Company’s 2017 Annual Meeting of Stockholders for June 27, 2017.

The Company intends to timely file with the SEC and send to stockholders proxy materials in connection with the 2017 Annual Meeting including the official notice to stockholders.  The Company’s Bylaws provide that a stockholder may propose business for consideration or nominate persons for election to the Board without seeking to have the proposal included in the Company’s proxy statement.  Since the 2017 Annual Meeting is advancing by more than 30 days from the anniversary date of last year’s Annual Meeting, the Company’s Bylaws require that notice of such proposals or nominations for the 2017 Annual Meeting be received by the Company no later than the close of business on March 20, 2017, — which supersedes the advance notice window of April 13, 2017 to May 13, 2017 that was disclosed in the Company’s proxy statement for last year’s Annual Meeting.  Any notice must satisfy the requirements in the Company’s Bylaws applicable to such proposals and nominations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ William H. Dengler, Jr.
	Name:	William H. Dengler, Jr.
Dated: March 10, 2017	Title:	Executive Vice President and General Counsel